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                                  EXHIBIT 21


                            SEATTLE FILMWORKS, INC.

                              LIST OF SUBSIDIARIES
                           (AS OF SEPTEMBER 27, 1997)


Seattle FilmWorks Manufacturing Company, a Washington corporation

OptiColor, Inc., a Washington corporation



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